SECURITIES AND
                             EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of
                         The Securities Act of 1934

              Date of Report (Date of earliest event reported):
                               January 7, 1997

                                PAYCHEX, INC.
           (Exact name of Registrant as specified in its charter)


Delaware                        0-11330                 16-1123166
__________________________________________________________________________
(State or other                 (Commission             I.R.S. Employer
jurisdiction                    File No.)               Identification
of incorporation)                                       No.)



911 Panorama Trail South           Rochester, New York             14625
__________________________________________________________________________
                  (Address of Principal Executive Offices)



Registrant's telephone number, including area code:  (716)385-6666



                                     N/A
__________________________________________________________________________
       (Former name or former address, if changed, since last report)

ITEM 5.  OTHER EVENTS

On November 21, 1996, Paychex, Inc. acquired all of the outstanding stock of Olsen Computer Systems, Inc., (now Paychex Computer Systems, Inc.), in a business combination accounted for as a pooling of interests. The stockholders of Olsen Computer Systems, Inc. received approximately 393,000 shares of Paychex, Inc. common stock. In accordance with the merger agreement, Paychex, Inc. agreed to publish consolidated financial information covering at least 30 days of post-merger combined operations. Consolidated revenue and net income for the seven month period ended December 31, 1996 were $399.9 million and $42.2 million, respectively.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 21, 1997

                        PAYCHEX, INC.

                        By:  /s/ John M. Morphy
                            _____________________________________
                              John M. Morphy, Vice President,
                              Chief Financial Officer and
                              Secretary